UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2007.

SINOBIOMED INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-128399 (Commission File Number)	20-1945139 (IRS Employer Identification No.)

Lane 4705, No. 58, North Yang Gao Rd. Pudong New Area Shanghai, China (Address of principal executive offices)	201206 (Zip Code)

Registrant's telephone number, including area code 011-86-21-58546923

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 12, 2007, Mr. Larry W. Campbell was appointed as a director of Sinobiomed Inc.

Mr. Larry W. Campbell is 59 years old. Mr. Campbell joined the Royal Canadian Mounted Police in 1969, later joining the RCMP drug squad in 1973. In 1981, Mr. Campbell joined the British Columbia Coroner's Service in Vancouver and become the Chief Coroner for British Columbia in 1996. In 2002, he was elected as the Mayor of Vancouver, British Columbia. In August 2005, Mr. Campbell was summoned to the Senate of Canada by the Right Honourable Paul Martin. Senator Campbell is currently a member of the Senate Standing Committees on Aboriginal Peoples, Banking, Trade and Commerce, and Fisheries and Oceans. In addition, he is on the Board of Directors of the Canucks for Kids Foundation, CY Oriental Holdings Ltd., a listed public company on the TSX Venture Board - Symbol CYO, and sits on the Board of the Kaiser Foundation. Senator Campbell holds a Masters Degree in Business Administration (MBA) from City University in Vancouver, British Columbia.

ITEM 8.01 OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
Exhibit No.	Description
Exhibit 99.1	Press Release dated September 18, 2007.
Exhibit 99.2	Press Release dated September 20, 2007.
Exhibit 99.3	Press Release dated October 2, 2007.
Exhibit 99.4	Press Release dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2007

SINOBIOMED INC.

	By:	/s/ Ka Yu
	Name:	Ka Yu
	Title:	Secretary, Treasurer and a Director